Exhibit 1.1



                      MORGAN STANLEY ABS CAPITAL II INC.



                            ASSET BACKED SECURITIES
                             (Issuable in Series)



                            FORM OF UNDERWRITING AGREEMENT


                                                           New York, New York
                                                           ____________, 199_



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

     [Morgan Stanley ABS Capital II Inc., a Delaware corporation (the "Company"), proposes to sell to you ("the Underwriter") Asset Backed Notes (the "Notes") (and
Asset Backed Certificates) (the "Certificates" and, together with the Notes, the] "Securities") in the classes, and in the respective original
principal amounts [as follows:  [          ].    The Notes  will  be issued
pursuant to an  Indenture, dated as of _____________, 199_  between the Trust
and _____________,  as Indenture Trustee.   (The Certificates will  be issued
pursuant to a Trust Agreement dated as of _______________, 199_ between the Company, as Depositor and __________________, as Owner Trustee.]] [Morgan tanley ABS Capital II Inc., a Delaware corporation, proposes to sell to you ("the Underwriter") Asset
Backed Certificates in the classes, and in the respective original
principal amounts [as follows: [          ] (the "Securities").   The
Securities will be issued pursuant to a pooling and servicing agreement dated as of _____________, 199_ (the "Pooling and Servicing Agreement") among
the   Company,    as   Depositor,    _______________,   as  Servicer,   and
__________________,  as  Trustee  (the  "Trustee").)    The  Securities  will
represent [obligations of] undivided beneficial ownership interests] in a trust (the "Trust") the assets of which shall consist of (DESCRIBE TRUST ASSETS).

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Securities and has filed with, or mailed for filing to, the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933 (the "Securities Act"). The term Registration Statement means such registration statement as amended to the date of the Underwriting Agreement. The term Base Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Base Prospectus together with the prospectus supplement specifically relating to the Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. Terms not otherwise defined in this Agreement are used herein as defined in the Pooling and Servicing Agreement, the Sale and Servicing Agreement, dated as of __________, 199__ among the Trust, the Company, _____________, as servicer and ________, as indenture trustee, the Trust Agreement or the Indenture (each a "Designated Agreement").


                                      I.

          The Company represents and warrants to and agrees with the Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph I(b)(i) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use or incorporation therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Designated Agreement(s).

          (d)  This  Agreement   has  been  duly  authorized,   executed  and
     delivered by the Company.

          (e) The Designated Agreement(s) has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          (f) The direction by the Company to the Trustee to execute, authenticate and deliver the Securities has been duly authorized by the Company, and the Securities, when executed and authenticated in the manner contemplated in the Designated Agreement(s), and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits of the Designated Agreement(s).

          (g) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the Designated Agreement(s), will contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or Designated Agreement(s), except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (h) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (i) There are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company are subject that are required to be described in the Registration Statement or the Prospectus and that are not so described, nor are there any statutes, regulations, contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (j) Each preliminary prospectus filed as part of the registration statement as originally filed or as a part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form, when so filed, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (k) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                                     II.

     The Company hereby agrees to sell the Securities to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase the Securities from the Company, for a purchase price of $________, which price includes accrued interest, if any, from __________, 199_ to the date of payment and delivery.

                                    III.

          The  Underwriter  proposes  to  make  a   public  offering  of  the
Securities as  soon as  this Agreement  is entered into.   The  terms of  the
public offering of the Securities are set forth in the Prospectus.

                                     IV.

          Payment for the Securities shall be made by certified or official bank check or checks payable to the order of the Company in immediately available funds at the office of the Underwriter, (address), at 10:00 A.M., local time, on ______________, 19___ (Insert date 5 business days after date of this Agreement), or at such other time or place on the same or such other date, not later than ___________, 199___ (Insert date 10 business days after date of this Agreement). Payment for the Securities shall be made upon delivery to the Underwriter of the Securities registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Securities are herein referred to as the "Closing Date."

                                      V.

          The obligations of the Underwriter hereunder are subject to the following conditions:

               A.   subsequent  to   the  execution  and  delivery   of  this
     Agreement and prior to the Closing Date

               (1) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, or any review for a possible change, that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

             (2) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that in the judgment of the Underwriter, is material and adverse and that makes it, in the judgment of the Underwriter, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; and

             (3) the Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

               B. The Underwriter shall have received on the Closing Date an opinion of counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

               C. The Underwriter shall have received on the Closing Date an opinion of counsel to the Underwriter in form and substance acceptable to it.

               D. The Underwriter shall have received on the Closing Date a letter of (Name of accounting firm), dated the date of this Agreement in form and substance satisfactory to the Underwriter, regarding certain specified procedures performed thereby with respect to information set forth in the Prospectus.

                                     VI.

          In further consideration of the agreements of the Underwriter contained in this Agreement, the Company covenants as follows:

               A. To furnish the Underwriter, without charge, a signed copy of the Registration Statement and any amendments thereto, including exhibits, and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto as the Underwriter may reasonably request.

               B. Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects.

               C. If, during such period after the first date of the public offering of the Securities, as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

               D. To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Underwriter may designate.


                                     VII.

          The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities
Exchange Act of 1934 (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article VI and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use or incorporation therein.

          The Underwriter agrees to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement and any person controlling the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished in writing by the Underwriter expressly for use or incorporation in the Registration Statement, any preliminary prospectus or the Prospectus.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter in the case of parties indemnified pursuant to the first paragraph of this Article VII and by the Company in the case of parties indemnified pursuant to the second paragraph of this Article
VII. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          To the extent the indemnification provided for in this Article VII is unavailable to an indemnified party under the first or second paragraph of this Article VII or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriter on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the Underwriter on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriter on the other, in connection with the offering of the Securities shall be deemed to be in the same proportions that the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter in respect thereof respectively, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand, and of the Underwriter on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter in connection with the Securities underwritten and distributed to the public by the Underwriter exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of any payment for any of the Securities.

                                    VIII.

          This Agreement shall be subject to termination in the Underwriter's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event, makes it, in the judgment of the Underwriter, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.


                                     IX.

          If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with the Securities.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                   Very truly yours,


                                   MORGAN STANLEY ABS CAPITAL II INC.




                                   By:_____________________________
                                        Name:
                                        Title:



Accepted and agreed to by:

(UNDERWRITER)



By: _____________________________
     Name:
     Title:

                                                                    EXHIBIT A



             OPINION OF BROWN & WOOD LLP, COUNSEL FOR THE COMPANY


          The opinion of Brown & Wood LLP, counsel for the Company, to be delivered pursuant to Article V, paragraph (b) of the document entitled Morgan Stanley ABS Capital II Inc. Underwriting Agreement shall be to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

               (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (iii) the Designated Agreement(s) has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

               (iv) the direction by the Company to the Trustee to execute, authenticate and deliver the Securities has been duly authorized by the Company, and the Securities, when executed and authenticated in the manner contemplated in the Designated Agreement(s), will be validly issued and outstanding and entitled to the benefits of the Designated Agreement(s);

               (v) the Registration Statement is effective under the Securities Act, and, to the best of such counsel's knowledge and
     information,  no  stop   order  suspending  the  effectiveness   of  the
     Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been initiated or threatened by the Commission and not terminated;

               (vi) the Securities and the Designated Agreement(s) conform in all material respects to the descriptions thereof contained in the Prospectus;

               (vii) the Trust is not required to be registered under the Investment Company Act of 1940, as amended;

               (viii) the Designated Agreement(s) is not required to be qualified under the Trust Indenture Act of 1939, as amended;

                (ix) the statements in the Prospectus under the caption "Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto that are material to the Securities, have been prepared or reviewed by such counsel and correctly present the opinion of such counsel;

               (x) the execution, delivery and performance by the Company of the Underwriting Agreement and the Designated Agreement(s) will not conflict with or constitute a breach of or default under the certificate of incorporation or bylaws of the Company or any agreement, indenture or other instrument identified by the Company to such counsel to which the Company is a party or by which it or any of its properties may be bound, or any law, administrative regulation or court decree applicable to the Company and no consent, approval or authorization or order of any court or governmental agency or body is required for the performance of the Underwriting Agreement, except such as are specified and have been obtained;

     Nothing has come to the attention of such counsel that would lead them to believe that (except for the financial statements and other numerical, financial and statistical data or information contained therein, as to which such counsel need not express any opinion) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, on the date of the Underwriting Agreement and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that such counsel may state that (i) their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified, (ii) they are not passing on the adequacy or accuracy of the derivation or compilation of the numerical, statistical or financial data or information included in the Registration Statement and Prospectus and (iii) they are not passing on the adequacy or accuracy of information supplied by persons other than the Company for use in the Registration Statement or the Prospectus.

          Terms capitalized herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.